6230 Stoneridge Mall Road
Pleasanton, CA 94588-3260
925 401 7300
Exhibit 10.8
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT

This At-Will Employment, Confidential Information, and Invention Assignment Agreement (the “Agreement”) is entered into between the undersigned employee (“Employee”) and 10x Genomics, Inc., for the benefit of 10x Genomics, Inc., and any of its parents, subsidiaries, affiliates, successors, and assigns (collectively, the “Company”) and is effective as of the date signed by Employee. As a condition of and in consideration of Employee’s employment (or continued employment), the compensation and benefits received as a result thereof, Employee’s receipt of Confidential Information, and the other mutual promises and representations of Employee and the Company (collectively, the “Parties”) made herein, the Parties agree as follows, subject to any applicable state-specific modifications in the Appendix:

1.AT-WILL EMPLOYMENT

Nothing in this Agreement creates a contract for term employment, limits either party’s right to end the employment relationship, or modifies the at-will nature of the employment relationship between the Parties.

2.CONFIDENTIALITY

A.Definition of Confidential Information. Employee understands that “Company Confidential Information” means information that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known to the public or persons outside the Company through proper means and which the Company wishes to maintain as confidential, regardless of whether such information is labeled, marked, or otherwise identified as Company Confidential Information. Company Confidential Information includes information disclosed by the Company to Employee, directly or indirectly, by any means, including but not limited to in writing, via drawing, or verbally. Company Confidential Information also includes information developed or learned by Employee during their recruitment or employment by the Company, including through the inspection of Company premises, parts, equipment, or other Company property. By way of example, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including but not limited to the following: (i) research, product plans, or other information regarding the Company’s products, services, or markets; (ii) customer lists or other information relating to Company customers (including but not limited to the identities or contact information of decision-makers at a customer, as well as customer communications, non-public customer contract terms, customer preferences, historical transaction data, and other information identifying facts and circumstances specific to the customer and relevant to sales or services); (iii) software, hardware, or technology; (iv) developments, inventions, processes, formulas, designs, drawings, or engineering; and (v) marketing, finances, or other Company business information.

Notwithstanding the foregoing, Company Confidential Information shall not include any such information which Employee can establish (i) was publicly known or made generally available prior to the time of disclosure by Company to Employee; (ii) becomes publicly known or made generally available after disclosure by Company to Employee through no wrongful action or omission by Employee; or (iii) is in Employee’s rightful possession without confidentiality obligations, at the time of disclosure by Company as shown by Employee’s then-contemporaneous written records.

B.Nonuse, Nondisclosure, and other Confidentiality Obligations. Employee agrees that during and after employment by the Company, Employee will hold in the strictest confidence and take all reasonable precautions to prevent any improper or unauthorized possession, use, transmission, or disclosure of Company Confidential Information, and Employee will not possess, use, transmit, copy, download, store, or upload Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of Employee’s employment. Prior to any disclosure compelled by applicable law, Employee shall provide prior written notice to the Company’s President, Chief Executive Officer, or Chief Legal Officer. Employee agrees that Employee obtains no title to any Company Confidential Information, and that as between the Parties, the Company retains all Company Confidential Information as its sole property. Employee understands that, during Employee’s employment, Employee’s improper or unauthorized possession, use, disclosure, or transmission of Company Confidential Information, or any other improper or unauthorized action involving Company Confidential Information, may lead to disciplinary action, up to and including immediate termination and legal action by the Company. Employee further agrees that any use or disclosure of Confidential Information to directly or indirectly solicit Company customers, or to interrupt, disturb, or interfere with the Company’s relationships with its customers will constitute a breach of Employee’s obligations in this Section 2.B.
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The restrictions provided for in this Section 2.B shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in Employee’s trade or profession that is not specific to the particular business matters of the Company, such as its business transactions, customers, employees, or products (existing or under development). Employee further understands that Employee’s obligations under this Section 2.B shall continue after termination of Employee’s employment—except that, (i) if required by applicable law, the restrictions under this Section 2.B will only apply for three years after the end of Employee’s employment with the Company, where information that does not qualify as a trade secret is concerned, and (ii) the restrictions will continue to apply to trade secret information for as long as such information qualifies as a trade secret.

Nothing in this Agreement shall prohibit any non-managerial, non-supervisory employees from engaging in protected concerted activity under Section 7 of the National Labor Relations Act (“NLRA”) or similar state law such as joining, assisting, or forming a union, bargaining, lawful picketing or striking, or participating in other activity for mutual aid or protection, or refusing to do so. Such protected activity includes using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment, except where the information was entrusted to the employee in confidence by the Company as part of the employee’s job duties. Furthermore, nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, or any other conduct that Employee has reason to believe is unlawful.

C.Former-Employer and Other Third-Party Confidential Information. Employee agrees that Employee will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity that Employee has an obligation to keep in confidence. Employee further agrees that Employee will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.Associated Third-Party Confidential Information. Employee recognizes that third parties associated with the Company include but are not limited to the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”). Employee further recognizes that the Company has received and in the future will receive from Associated Third Parties their confidential or proprietary information (“Associated Third-Party Confidential Information”) subject to the Company’s duty to maintain the confidentiality of such Associated Third-Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third-Party Confidential Information may include the non-public habits or practices of Associated Third Parties, technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and Associated Third Parties. Employee agrees that, at all times during and after Employee’s employment by the Company, Employee owes the Company and its Associated Third Parties a duty to hold all such Associated Third-Party Confidential Information in the strictest confidence, and not to improperly possess, use, or disclose it to any person, firm, corporation, or other third party except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such Associated Third Parties. Employee further agrees to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third-Party Confidential Information.

E.State-Specific Modifications. Employee agrees that prior to signing this Agreement, Employee will read the state-specific modifications in the Appendix which are incorporated by reference as if fully set forth herein.

F.Defend Trade Secrets Act Notice of Immunity Rights. Employee acknowledges that the Company has provided the Employee with notice of Employee’s immunity rights under the Defend Trade Secrets Act, 18 U.S.C. § 1833, which states as follows:

(1) Immunity. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2) Use of trade secret information in anti-retaliation lawsuit. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

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3.OWNERSHIP

A.Assignment of Inventions. Employee agrees that all right, title, and interest in and to any and all material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, and trade secrets conceived, discovered, authored, invented, developed, or reduced to practice by Employee, solely or in collaboration with others, during Employee’s employment by the Company (including during Employee’s off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights, or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of 10x Genomics, Inc., except as provided below in Section 3.G. Employee also agrees to promptly make full written disclosure to the Company of any Inventions. Employee assigns to 10x Genomics, Inc. all of Employee’s right, title, and interest in and to Inventions. Employee agrees that this assignment includes a present conveyance to 10x Genomics, Inc. of ownership of Inventions that are not yet in existence. Employee further acknowledges that all original works of authorship that are protectable by copyright constitute “works made for hire,” as that term is defined in the United States Copyright Act, so long as Employee makes them, solely or jointly with others, within the scope of and during the period of Employee’s employment by the Company. Employee understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Employee as a result of the Company’s efforts to commercialize or market any such Inventions.

B.Pre-Existing Materials. Attached hereto as the Exhibit is a list describing all inventions, discoveries, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights that are owned by Employee or in which Employee has an interest prior to, or separate from, Company employment (“Prior Inventions”). If no such list is attached, or if the list is blank, Employee represents and warrants that there are no such Prior Inventions. Furthermore, Employee represents and warrants that if any Prior Inventions are included on the Exhibit, they will not materially affect Employee’s ability to perform all obligations under this Agreement. Employee will inform the Company in writing before incorporating such Prior Inventions into any Inventions or otherwise utilizing such Prior Inventions in the course of Company employment, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, and transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Employee agrees not to incorporate any invention, improvement, development, concept, discovery, work of authorship, or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.

C.Moral Rights. Any assignment to 10x Genomics, Inc. of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.Maintenance of Records. Employee agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions that Employee makes (solely or jointly with others) while employed by the Company. Employee further agrees that such records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. At all times, Employee agrees to make such records available to, and agrees that such records will remain the sole property of, 10x Genomics, Inc.

E.Further Assurances. Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries. Such assistance may include, but is not limited to (i) Employee’s disclosure to the Company of all pertinent information and data with respect to the Company’s rights in the Inventions, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary to apply for, register, obtain, maintain, defend, and enforce such rights, and to deliver, assign, and convey to 10x Genomics, Inc., its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions; and (ii) Employee’s testimony in a lawsuit or other proceeding relating to such Inventions. For the avoidance of any doubt, Employee acknowledges and agrees that Employee’s obligations include but are not limited to (i) executing, submitting, supplementing, or otherwise completing Invention Disclosure Forms; (ii) executing and submitting patent assignments, declarations, or similar documents; and (iii) promptly and truthfully responding to Company inquiries regarding pending or anticipated patent applications. Employee further agrees that Employee’s obligations under this Section 3.E shall continue after the termination of Employee’s employment.

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F.Attorney-in-Fact. Employee agrees that if, due to Employee’s unavailability, Employee’s medical or physical incapacity, or any other reason, the Company is unable to secure Employee’s signature with respect to any Inventions—including, without limitation, for the purpose of applying for or pursuing any application for any patents, mask work, or copyright registrations covering the Inventions assigned to 10x Genomics, Inc. in Section 3.A—then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact. This power of attorney shall include acting for and on Employee’s behalf (i) to execute and file any papers and oaths, and (ii) to perform all other lawfully permitted acts concerning such Inventions to further the prosecution and issuance of patents, copyright, and mask work registrations. Such actions taken under this power of attorney shall have the same legal force and effect as if executed by Employee. In addition, this power of attorney shall be deemed coupled with an interest, and shall therefore be irrevocable, even upon Employee’s incapacity or death.

G.Exception to Assignments. This Agreement’s assignment provisions are limited to only those inventions that can be lawfully assigned by an employee to an employer. Some examples of state laws limiting the scope of assignable inventions are California Labor Code Section 2870, Delaware Code Title 19 Section 805, Illinois 765 ILCS 1060/1 through 1060/3, Kansas Statutes Section 44-130, Minnesota Statutes 13A Section 181.78, Nevada Revised Statutes Section 600.500, New Jersey Revised Statutes Section 34:1B-265, New York Labor Law Section 203-f, North Carolina General Statutes Section 66-57.1, Utah Code Sections 34-39-1 through 34-39-3, and Washington RCW Section 49.44.140. Employee acknowledges that to the extent one of the foregoing laws applies, Employee’s invention assignment agreement will not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless: (1) the invention relates directly to the business of the Company or to the Company’s actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by Employee for the Company. To the extent that the controlling law is California Labor Code Section 2870, Illinois 765 ILCS 1060/1 through 1060/3, or New York Labor Law Section 203-f, then this same notice applies absent the word “directly” in part (1).

4.CONFLICTING OBLIGATIONS

A.Current Obligations. Employee agrees that, while employed by the Company, Employee will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved, becomes involved, or has plans to become involved, nor will Employee engage in any other activities that conflict with Employee’s obligations to the Company. By way of example and not limitation, Employee agrees not to solicit any of the prospective customers, customers, or other Associated Third Parties of the Company for the purpose of diverting or attempting to divert any business away from the Company. This provision does not preclude conduct protected by Section 7 of the NLRA such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid and protection.

B.Prior Relationships. Employee represents and warrants that Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Employee’s obligations to the Company under this Agreement, or Employee’s ability to become employed and perform the services for which Employee is being hired by the Company. Employee further agrees that if Employee has signed an employment agreement, confidentiality agreement, non-solicitation agreement, or similar type of agreement with any former employer or other entity, Employee will comply with the terms of any such agreement. Employee represents and warrants that after undertaking a careful and thorough search (including searches of Employee’s computers, cell phones, electronic devices, and documents), Employee has returned all property and confidential information belonging to all prior employers or other third parties or entities for which or whom Employee has performed services. Moreover, Employee agrees to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from Employee’s breach of Employee’s obligations under any agreement with a third party to which Employee is a party or of any other obligation to which Employee is bound, as well as any reasonable attorney’s fees and costs, if the plaintiff in the action against the Company is the prevailing party, except as prohibited by law.

5.RETURN OF COMPANY MATERIALS

Upon the Company’s request or Employee’s separation from Company employment, with the exception of personnel documents signed by Employee for purposes of obtaining or holding employment, Employee will immediately deliver to the Company and will not disclose to anyone else, recreate, access, or keep in Employee’s possession, custody, or control, any Company property, including any documents, proprietary information, or other items (i) that the Company provides to Employee; (ii) that Employee develops, obtains, or otherwise possesses in connection with Company employment; or (iii) that otherwise belong to the Company (“Company Property”). By way of example, Company
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Property includes but is not limited to (i) security badges; (ii) keys; (iii) security codes, passwords, or electronically stored information; (iv) mobile phones; (v) computers of any kind, including laptop, desktop, or portable devices such as iPads; (vi) any other Company device or equipment; (vii) credit cards; (viii) all forms of documents, including electronic documents; (ix) diskettes, thumb or USB drives, compact discs, or any other storage media; (x) hardware; (xi) software; (xii) models, molds, and prototypes; (xiii) specifications; (xiv) charts; (xv) blueprints; (xvi) sketches or drawings prepared using any method, including but not limited to computer-aided design; (xvii) photographs; (xviii) lab books, lists, notebooks, or notes of any kind; (xix) files, data, or other records; (xx) policies or manuals; (xxi) proposals or reports; (xxii) electronic or hard-copy correspondence; (xxiii) all tangible embodiments of the Inventions; (xxiv) any proprietary information of or regarding the Company, including but not limited to financial data, customer information, product information, personnel documents or information, and marketing materials; (xxv) any other Company Confidential Information or Associated Third-Party Confidential Information; and (xxvi) any reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D.

6.NOTIFICATION TO NEW EMPLOYER

In the event that Employee ceases to be employed by the Company, Employee hereby grants consent for the Company to notify Employee’s new employer about Employee’s obligations under this Agreement.

7.COMPANY POLICIES

Employee agrees to diligently adhere to all Company policies, including the Company’s Insider Trading Policy and the Company’s Code of Business Conduct and Ethics. Employee understands that copies of the Company’s current policies will be made available to Employee, but may be revised from time to time during Employee’s employment by the Company.

8.REPRESENTATIONS

Without limiting Employee’s obligations under Section 3.E above, Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents and warrants that Employee’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to Employee’s employment by the Company. Employee hereby represents and warrants that Employee has not entered into, and Employee will not enter into, any oral or written agreement in conflict with this Agreement.

9.AUDIT

Employee acknowledges that all information, data, and messages created, received, sent, or stored on any computer, technology system, email, handheld device, telephone, voicemail, or other Company-owned or Company-managed technology that is used to conduct the business of the Company (“Electronic Resources”) are the property of the Company. As such, to the extent permitted by law, the Company has the right to audit and search Electronic Resources, without notice to Employee, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. Employee understands that Employee is not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Electronic Resources, including, without limitation, open source or free software not authorized by the Company. Employee warrants that Employee will refrain from copying unlicensed software onto the Company’s technology systems or using unlicensed software or websites. Employee understands that it is Employee’s responsibility to comply with the Company’s policies governing the use of the Electronic Resources to which Employee will have access in connection with Company employment.

The Company, in its sole discretion, will monitor in real-time any content of electronic communications transmitted by or through the Electronic Resources, including, without limitation, any Electronic Resources administered by any third-party communications services provider. The Company engages in these monitoring activities regardless of whether the electronic communication is for business or non-business purposes.

Employee consents to the terms of the U.S. Mobile Device Policy. Employee understands and agrees that use of a mobile device to perform Company business is subject to compliance with that policy.

10.MUTUAL ARBITRATION AGREEMENT

Employee understands and agrees that nothing in this Agreement shall supersede or take priority over the Mutual Arbitration Agreement or any similar agreement to arbitrate that has been or shall be entered into by the Parties.
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11.MISCELLANEOUS

A.Governing Law and Consent to Personal Jurisdiction. This Agreement will be governed by the laws of (i) the state where Employee primarily resides and works for the Company, or (ii) if Employee primarily works in a different state from where Employee primarily resides, Employee’s primary state of residence (“Governing State”). Employee understands that Employee cannot have more than one Governing State at the same time. The laws of Employee’s Governing State will control the interpretation and application of this Agreement without regard to any conflicts of law principles of the Governing State or any other state to the contrary; provided, however, that if there is a Mutual Arbitration Agreement or similar agreement to arbitrate between the Parties, then the Federal Arbitration Act (9 U.S.C. § 1 et seq.) shall control as to such arbitration agreement (unless provided otherwise in the arbitration agreement) and all arbitration-related issues relating to this Agreement. As concerns any legal claim that can be pursued in a court of law (subject to and after application of any arbitration agreement between the Parties), Employee consents to the personal jurisdiction of the courts of proper subject matter jurisdiction located in Employee’s Governing State, and Employee waives any objections to the exercise of jurisdiction over Employee by such courts (whether based on convenience, cost, location of witnesses or evidence, or otherwise).

B.Assignability. This Agreement will be binding upon Employee’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. Notwithstanding anything to the contrary herein, 10x Genomics, Inc. may assign this Agreement and its rights and obligations under this Agreement to any successor to, or any assign of, all or substantially all of 10x Genomics, Inc.’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C.Entire Agreement. Except as provided in Section 10, this Agreement, together with the Exhibit and the state-specific modifications in the Appendix herein, sets forth the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties; provided, however, should Employee be subject to another agreement with the Company containing confidentiality and/or invention assignment provisions, the prior agreement shall remain in full force and effect until this Agreement is executed by Employee, and if this Agreement is found to be unenforceable, for any reason, then such prior agreement shall remain in place and survive to afford the Company the greatest protection allowed by law. Employee represents and warrants that Employee is not relying on any statement or representation not contained in this Agreement.

D.Severability. Each of Employee’s obligations under this Agreement shall be considered a separate and severable obligation. If a court or arbitrator determines that any provision in this Agreement cannot be enforced as written due to any overbroad limitations (such as time, geography, or scope of activity), unless prohibited by applicable law, the Parties agree that the court or arbitrator shall reform or modify the limitations or enforce the limitations to such lesser extent as permitted by applicable law. If, despite the foregoing, any provision in this Agreement is determined to be void or unenforceable, in whole or in part, then the remainder of this Agreement shall remain in full force and effect.

E.Modification, Amendment, and Waiver. Except as provided in Section 11.D, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by both Employee and the Company’s Chief Executive Officer, Chief Legal Officer, or Chief People Officer.

F.Survivorship. The rights and obligations of the Parties pursuant to this Agreement will survive the termination of the employment relationship between the Parties, and shall, likewise, continue to apply and be valid notwithstanding any change in the Employee’s duties, responsibilities, compensation, position, or title.

12.PROTECTED CONDUCT

Nothing in this Agreement prohibits Employee from (i) opposing an event or conduct that Employee reasonably believes is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event); (ii) reporting such an event or conduct to Employee’s attorney, law enforcement, or the relevant government agency (such as the Department of Labor, Equal Employment Opportunity Commission, Occupational Safety and Health Administration, National Labor Relations Board, Securities and Exchange Commission, or any applicable state or local agency on human rights); (iii) disclosing sexual assault, sexual harassment, or other sexual misconduct (in the workplace, at work-related events, between employees, between an employer and an employee, or otherwise); or (iv) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency (collectively, “Protected Conduct”). Furthermore, nothing requires notice to or approval from the
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Company before engaging in such Protected Conduct. Nothing in this Agreement shall prohibit any non-managerial, non-supervisory employees from engaging in protected concerted activity under Section 7 of the NLRA or similar state law such as joining, assisting, or forming a union, bargaining, lawful picketing or striking, or participating in other activity for mutual aid or protection, or refusing to do so. Such protected activity includes using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment, except where the information was entrusted to the employee in confidence by the Company as part of the employee’s job duties.

AGREED BY THE PARTIES

10X GENOMICS, INC.:

[COMPANY REPRESENTATIVE NAME]

EMPLOYEE:

I have carefully read and understand this Agreement, including the state-specific modifications in the Appendix. By signing below using an electronic signature, I am agreeing to this Agreement’s terms. Additionally, I authorize the use of an electronic signature to show my acceptance and assent to this Agreement, and I understand and acknowledge that an electronic signature is as valid and has the same legal effect as an ink signature.

[EMPLOYEE NAME] DATE
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EXHIBIT

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

Additional Sheets Attached

[EMPLOYEE NAME] DATE

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APPENDIX

The following shall apply to modify provisions of the Agreement, where applicable, based upon the controlling law of the Governing State:
Colorado: If Employee is a resident of Colorado then for so long as Employee is a resident of Colorado, the Company Confidential Information restrictions in Section 2.B of this Agreement do not prohibit disclosure of information that arises from the worker’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that a worker otherwise has a right to disclose as legally protected conduct. Nothing in this Agreement or Company policy limits or prevents a worker from disclosing information about workplace health and safety practices or hazards. Further, in addition to the other forms of Protected Conduct, nothing in the Agreement shall be construed to prohibit Employee from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
District of Columbia: If Employee performs a majority of their work in the District of Columbia or is based in District in Columbia and does not perform the majority of their work in any other jurisdiction, then the Agreement will be modified as follows: nothing in this Agreement or any Company policy restricts Employee from having additional employment or contract work in addition to their employment with the Company so long as the employment or work would not result in Employee’s disclosure or use of Company Confidential Information and does not violate Employee’s duty of loyalty or create a conflict of interest.
Georgia: If Employee is a resident of Georgia, then for so long as Employee is a resident of Georgia, the definition of Company Confidential Information will be understood to exclude information voluntarily disclosed to the public by the Company (excluding unauthorized disclosures by Employee or others), information that is the result of independent development by others, and information that is otherwise available in the public domain through lawful means. Nothing in this Agreement, including the definition of Company Confidential Information, limits or alters the definition of what constitutes a trade secret under any federal or state law designed to protect trade secrets.
Washington: If Employee is a resident of Washington, then for so long as Employee is a resident of Washington, in addition to the other forms of Protected Conduct, nothing in the Agreement prohibits disclosure or discussion of conduct Employee reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage-and-hour violation, or sexual assault, or conduct that is recognized as against a clear mandate of public policy in the state of Washington.
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